Exhibit 99.1

AVIS BUDGET GROUP TO MOVE STOCK EXCHANGE LISTING
TO NASDAQ GLOBAL MARKET

Company’s Ticker Symbol to Remain “CAR”

PARSIPPANY, N.J., December 20, 2010 – Avis Budget Group, Inc. (ticker: CAR) today announced that it will move its stock exchange listing from The New York Stock Exchange to The NASDAQ Global Select Market, an exchange of The NASDAQ OMX Group Inc.  The Company currently expects trading to commence on the NASDAQ on December 31, 2010 and will continue to be listed under the ticker symbol “CAR”.

“We are thrilled to be joining the many forward-thinking, innovative companies listed on the NASDAQ,” said Ronald L. Nelson, Avis Budget Group Chairman and Chief Executive Officer. “We are confident that the trading platforms that NASDAQ provides, and its world-class customer service, will benefit Avis Budget Group and our shareholders.”

“Avis Budget Group is a globally recognized company whose essential services touch travelers every day,” said Bruce Aust, Executive Vice President, Global Corporate Client Group, NASDAQ OMX.  “We are proud to welcome Avis Budget Group and its well admired brands to NASDAQ.”

About Avis Budget Group, Inc.
Avis Budget Group, Inc. is a leading provider of vehicle rental services, with operations in more than 70 countries.  Through its Avis and Budget brands, the Company is a leading vehicle rental company in each of North America, Australia, New Zealand and certain other regions.  Avis Budget Group is headquartered in Parsippany, N.J. and has more than 21,000 employees.  For more information about Avis Budget Group, visit www.avisbudgetgroup.com.

Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "forecast" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts.  Any statements that refer to expectations or other characterizations of future events, circumstances or results, are forward-looking statements.

Contacts
Media Contact:	Investor Contact:
John Barrows	Neal Goldner
(973) 496-7865	(973) 496-5086
PR@avisbudget.com	IR@avisbudget.com

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